                                                                   EXHIBIT 10.13

                         CONSULTANT AGREEMENT

     This Agreement is entered into this 27th day of January, 1994, between Motorola, Inc., a Delaware corporation ("Motorola") and Dr. Gardiner L. Tucker ("Consultant"). In consideration of the mutual promises contained herein and other valuable consideration, the parties mutually agree as follows:

     1. TERM. This Agreement is deemed to have begun on January 1, 1994 and continue through December 31, 1994 and may thereafter be renewed on an annual basis upon written agreement of the parties, provided, however, that either Motorola or Consultant may terminate this Agreement or any renewal thereof upon thirty (30) days' notice to the other party.

     2. STATEMENT OF SERVICES. Consultant agrees to be available to Motorola for consulting in the development of Motorola's Corporate Intelligence Program, enhancing the relevance and timeliness of intelligence provided to members of the CEO's office and Sector/Group General Managers, and on various other issues as they become relevant or pertinent to the continued health and welfare of Motorola.

     3. PAYMENT. For services performed pursuant to this Agreement, Consultant will be compensated at an amount and under such terms as are contained in a separate letter between Consultant and Timothy L. Stone, said letter being incorporated herein as Appendix A.

     4. RECORDS, REPORTS AND INFORMATION. Consultant agrees to furnish Motorola with information with respect to the services covered by this Agreement upon request. Consultant specifically agrees to maintain expense sheets and other evidence in compliance with federal contracting requirements, if any, to accurately show the services performed under this Agreement and to submit such information to Motorola as required.

     5. INDEPENDENT CONTRACTOR. Consultant shall perform agreed upon services pursuant to this Agreement as an independent contractor, and shall not be entitled to participate in Motorola's profit sharing, pension, or other plans for the benefit of Motorola employees.

     6. WRITINGS AND OTHER DATA TO BECOME PROPERTY OF MOTOROLA. Consultant agrees that all notes, writings and memoranda prepared and/or produced by Consultant in the performance of this Agreement shall, upon request, become the sole property of Motorola, including all rights therein of whatever kind, and shall not be disclosed to any other person or firm by Consultant.

     7. INFORMATION FURNISHED TO CONSULTANT BY MOTOROLA. Any Motorola proprietary information received by Consultant used in the performance of this Agreement may not be used for any other purpose and shall be held in confidence by Consultant.

     8. PROTECTION OF MOTOROLA'S BUSINESS. Consultant agrees that during the term of this Agreement he will not in any manner use any Motorola proprietary information for the benefit of any other person or company or divulge such information or data to others. Consultant further agrees that he will not serve as a consultant to any independent company or business segment of a corporation that is competitive with Motorola during the term of this Agreement.

     9. CODE OF CONDUCT. Notwithstanding Consultant's status as an independent contractor, Motorola expects that and Consultant hereby agrees to conduct himself on behalf of Motorola in accordance with the relevant sections of the Motorola Code of Conduct, which is attached hereto as Appendix B. Should Consultant require interpretation of any section of said Code of Conduct, such can be obtained by contacting Motorola's Senior Vice President and General Counsel, who is currently Richard H. Weise, 1303 E. Algonquin Road, Schaumburg, Illinois 60196; (708) 576-5009.

     10. GENERAL REPRESENTATION OF COMPLIANCE. Consultant agrees to comply with all other standards, laws and procedures pertaining to this Agreement which are currently in effect or which are subsequently implemented by any government agency or industry consortium to which Motorola belongs.

     11. ENTIRE AGREEMENT. This Agreement constitutes the final expression of the agreement of the parties; it is intended as a complete and exclusive statement of the terms of their agreement; and it supersedes all prior and concurrent promises, representations, negotiations, discussions, and agreements that may have been made in connection with the subject matter hereof.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement on the day and year first above written.


                                   MOTOROLA, INC.


BY:   /s/ Gardiner Tucker               BY:  /s/ Richard H. Weise
     -----------------------------           --------------------------------
      Gardiner Tucker                        Richard H. Weise
                                             Senior Vice President,
                                             General Counsel & Secretary

                                                                    APPENDIX A


March 11, 1993


Dr. Gardiner L. Tucker
13 Quarter Mile Road
Westport, CT 06880

Dear Gardiner:

We are very pleased that you are continuing your consulting relationship with Motorola. Enclosed please find two copies of a Consultant Agreement for 1993 for your signature.

We have agreed that you will be compensated in an amount not to exceed $10,000 per year plus travel and expenses. Motorola shall be responsible for all such expenses which you incur in performing the services pursuant to our arrangement. We will appreciate your submitting statements of services and expenses which you incur for payment on a twice a year basis.

Once again, I am delighted that Motorola will continue to benefit from your expertise which has proved so invaluable to the Company.

If you have any questions with respect to the Agreement or the fee arrangement, please do not hesitate to contact me. Once you have signed both copies of the Agreements, please return them both to me for my signature and I will return one completely executed copy to you.

Regards,


/s/  Tim Stone
Vice President and Director of
   Analytical Research

                                      3